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                                                                    EXHIBIT 4.16


                      TERMINATION OF THE STOCKHOLDERS' AGREEMENT


         Reference is made to that certain Stockholders' Agreement dated as of January 29, 1993, as amended as of July 1, 1993, November 1, 1994 and October 22, 1996 (the "Stockholders' Agreement"), by and among Grubb & Ellis Company, a Delaware corporation (the "Company"), Warburg, Pincus Investors, L.P., a Delaware limited partnership ("Warburg"), Joe F. Hanauer ("Hanauer"), and The Prudential Insurance Company of America, a New Jersey insurance corporation ("Prudential").

                                       RECITALS

         A. The Company, Prudential, Warburg and Hanauer executed the Third Amendment to Stockholders' Agreement dated as of October 22, 1996 terminating all of Prudential's obligations under the Stockholders' Agreement and pursuant to which Prudential released all of its rights under the Stockholders' Agreement as a condition of closing the transactions contemplated by the Sale and Assignment Agreement dated October 21, 1996 by and between Prudential and Warburg.

         B. As a condition of closing the transactions contemplated by the Tri-Party Agreement dated as of December ___, 1996 by and among the Company, Warburg and Hanauer, the Stockholders' Agreement shall be terminated.

         NOW, THEREFORE, in acknowledgement of the foregoing recitals, the parties hereby agree that:

         1. All of the obligations of each of the Company, Warburg and Hanauer under the Stockholders' Agreement are hereby terminated.

         2. All of the rights of each of the Company, Warburg and Hanauer under the Stockholders' Agreement are hereby terminated and released.

         3. The Stockholders' Agreement shall have no further force or effect as of the date hereof.


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         IN WITNESS WHEREOF, the parties have executed this Termination of the
Stockholders' Agreement this 11th day of December, 1996.


                             GRUBB & ELLIS COMPANY


                             By:    /s/ Robert J. Walner
                                    ---------------------------------
                             Name:  Robert J. Walner
                             Title: Senior Vice President



                             WARBURG, PINCUS INVESTORS, L.P.,
                             By:  Warburg, Pincus & Co.,
                                    its General Partner


                             By:    /s/ John D. Santoleri
                                    ---------------------------------
                             Name:  John D. Santoleri
                             Title: Partner



                             /s/ Joe F. Hanauer
                             ----------------------------------------
                             Joe F. Hanauer



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